UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 30, 2017

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2017 Annual Shareholders Meeting of Southern California Gas Company (the “Company”) was held on May 30, 2017. At the Annual Shareholders Meeting, shareholders:
(1) elected for the ensuing year all seven of the director nominees listed below;
(2) adopted the advisory approval of the Company’s executive compensation as reported in the Company’s information statement for the Annual Shareholders Meeting; and
(3) adopted the advisory approval that the Company should conduct future advisory approvals on the Company’s executive compensation every three years.
Below are the final voting results.
Proposal 1: Election of Directors

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven D. Davis	91,350,970	0	0	0
J. Bret Lane	91,350,970	0	0	0
Jeffrey W. Martin	91,350,970	0	0	0
Trevor I. Mihalik	91,350,970	0	0	0
G. Joyce Rowland	91,350,970	0	0	0
Patricia K. Wagner	91,350,970	0	0	0
Martha B. Wyrsch	91,350,970	0	0	0
Proposal 2: Advisory Approval of our Executive Compensation

Votes
Votes For	91,350,970
Votes Against	0
Abstentions	0
Broker Non-Vote	0
Proposal 3: Advisory Approval of how often Shareholders will vote on our Executive Compensation

Votes
Votes For Every Year	0
Votes For Every Two Years	0
Votes For Every Three Years	91,350,970
Abstentions	0
Broker Non-Vote	0

On May 30, 2017, taking into consideration the voting results for Proposal 3, the Board of Directors determined that the Company will hold a future advisory vote on the Company’s executive compensation every three years until the next required vote on the frequency of future advisory votes on the Company’s executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: May 30, 2017	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer